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                                                                    EXHIBIT 10.1

                           COLLATERAL PLEDGE AGREEMENT


         PLEDGE AGREEMENT, dated as of August 1, 1999 made between PETQUARTERS, INC. an Arkansas corporation and its wholly owned subsidiary, PQ ACQUISITION COMPANY, INC. an Arkansas corporation, acting in the manner and to the extent described in the SECURED PROMISSORY NOTE executed of even date, described below (the two parties collectively referred to as "Pledgor"), and THE SUN VALLEY TRUST OF JULY 30, 1999, a trust organized pursuant to the laws of the state of Idaho, referred to as "Pledgee", being the holder the SECURED PROMISSORY NOTE.

         WHEREAS, the Pledgor has executed a SECURED PROMISSORY NOTE to the Pledgee in the principal sum of Four Million Six Hundred Thousand
($4,600,000.00) Dollars which Pledgee now holds, which is Exhibit 1; and

         WHEREAS, it is a condition precedent to the SECURED PROMISSORY NOTE to the Pledgee in the principal sum of Four Million Six Hundred Thousand ($4,600,000.00) Dollars that Pledgor shall have executed and delivered to the Pledgee this Agreement; and

         WHEREAS, the Pledgor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with Pledgee as follows:

1. Security for Pledgor's Obligations

         This Agreement is for the benefit of the Pledgee, the Holder of the Note and to secure the payment of all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with the issuance of SECURED PROMISSORY NOTE to the Pledgee in the principal sum of Four Million Six Hundred Thousand ($4,600,000.00) Dollars and the due performance and compliance with the terms of all agreements by the Pledgor (all such monies, dividends, shares, obligations and liabilities, collectively, the "Secured Obligations").

2. Definition of Stock

         As used herein, the term "Stock" shall mean all of the issued and outstanding shares of capital stock, at any time owned by the Pledgor of HUMBOLDT INDUSTRIES, INC., a Pennsylvania corporation and all of the issued and outstanding shares of capital stock, at any time owned by the Pledgor of MAPLEWOOD INDUSTRIES, INC., a Pennsylvania corporation, (hereinafter collectively referred to as "HUMBOLDT'). At no time shall the shares of Humboldt, owned by Pledgor, be less than one hundred (100%) percent of the issued and outstanding shares of HUMBOLDT. The Pledgor represents and warrants that on the date hereof (i) the Stock consists of 1000 shares of the capital stock of HUMBOLDT and 20 shares of the capital stock of MAPLEWOOD (ii) such Stock constitutes one hundred (100%) percent of the issued and outstanding capital stock of HUMBOLDT and MAPLEWOOD.


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3. Pledge of Collateral

         3.1 Pledge

         To secure the Secured Obligations and for the purposes set forth in
Section 1, the Pledgor (i) hereby grants to the Pledgee a security interest in all of the Collateral (as defined in Section 3.4); (ii) hereby pledges and deposits as security with the Pledgee (except as otherwise permitted below) the Stock owned by the Pledgor on the date hereof and delivers to the Pledgee certificates therefor accompanied by stock powers duly executed in blank by the Pledgor or such other instruments of transfer as are acceptable to the Pledgee and (iii) hereby assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Stock (and in and to the certificates or instruments evidencing such Stock), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

         3.2 Subsequently Acquired Stock

         If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Stock at any time or from time to time after the date hereof of HUMBOLDT or MAPLEWOOD, the Pledgor will forthwith pledge and deposit such Stock as security with the Pledgee and deliver to the Pledgee certificates therefor accompanied by stock powers duly executed in blank by the Pledgor or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by any of the President, any Vice President, or the Treasurer of the Pledgor describing such Stock and certifying that the same has been duly pledged with the Pledgee hereunder.

         3.3 Uncertificated Stock

         Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Stock (whether now owned or hereafter acquired) is evidenced by an uncertificated security, the Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, the Uniform Commercial Code). The Pledgor further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel satisfactory to the Pledgee with respect to any such pledge of uncertificated Stock promptly upon request of the Pledgee.

         3.4 Definitions of Pledged Stock and Collateral

         All Stock pledged hereunder is hereinafter called the "Pledged Stock," and the Pledged Stock, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, is hereinafter called the "Collateral."

         4. Appointment of Sub-Agents; Endorsements

         The Pledgee hereby appoints The Delaware Escrow Company, 1177 George Bush Blvd., Suite 308, Delray Beach, Florida 33483 for retaining physical possession of the Pledged Stock, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.


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         5. Voting

         Unless and until an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote any and all Pledged Stock and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, any other instrument or agreement referred to herein or therein, or which would have the effect of impairing the position or interests of the Pledgee. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and Section 7 shall become applicable.

         6. Dividends and Other Distributions

         Unless and until an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock shall be paid to the Pledgor, provided that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to the Pledgee and retained by it as part of the Collateral. The Pledgee shall also be entitled to receive directly and to retain as part of the Collateral:

(a) All other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Stock;

(b) All other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c) All other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

         7. Remedies in Case of Event of Default

         In case an Event of Default as defined in Section 10, below, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or agreement between the parties or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(a) To receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgor;

(b) To transfer all or any part of the Pledged Stock into the Pledgee's name or the name of its nominee or nominees;

(c) To vote all or any part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so); and

(d) At any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. The Pledgor


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shall have the right to redeem the obligation, if, not more than thirty (30)
days after receipt of a notice of default from the Pledgee, Pledgor delivers to Pledgee good funds in an amount sufficient to pay all principal, accrued interest, costs and attorney's fees. However, if within the thirty (30) day redemption period, the Pledgee delivers the ten (10) day notice of sale, the Pledgor's redemption rights will terminate at 5:00 PM, Mountain Time, on the day prior to the sale date, whether that data shall be less than thirty (30) days. In no event shall the Pledgor's redemption extend more than thirty (30) days after notice of default is received. If the Pledgor fails to exercise its right of redemption, as set forth herein, the redemption right granted herein is waived and released to the fullest extent permitted by law with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. None or the Pledgees shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

         8. Application of Proceeds

         All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of all costs and expenses incurred by the Pledgee in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, attorneys' fees and expenses), and the balance of such moneys shall be held by the Pledgee and applied by it to satisfy the obligations as provided in the SECURED PROMISSORY
NOTE issued by the Pledgor. After the satisfaction of all amounts due, any excess funds shall be paid to the Pledgor.

         9. Purchasers of Collateral

         Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         10. Default

         The following events shall constitute evidence of a Default by the Pledgee, said default or defaults constituting the Pledgee's absolute right to the election of remedies provided for in Section 7 of this Agreement, or any other remedies available to the Pledgee whether in Law or Equity:

         (a) Failure by the Pledgor to observe or perform any covenant contained in:

                  (i)      SECURED PROMISSORY NOTE; and
                  (ii)     This Collateral Pledge Agreement; or

         (b) The failure of the Pledgor to repay the entire amount of the SECURED PROMISSORY NOTE on the due date;

         (c) Any representation or warranty made by the Pledgee or any statement, certificate or other data furnished by any of them in connection herewith or with any other Document proves at any time to be incorrect in any material respect; or


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         (d) A judgment or judgments for the payment of money shall be rendered against the Pledgor which shall remain unsatisfied and in effect for a period of 30 days without a stay of execution; or

         (e) Any levy, seizure, attachment execution or similar process shall be issued or levied on any of the Pledgor's property, which such process could have a material adverse effect on the business of the Plegdor in the Pledgees' reasonable judgment; or

         (f) The Pledgor shall (i) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (iv) take any action for the purpose of effecting any of the foregoing; or

         (g) An order, judgment or decree shall be entered, or a case shall be commenced, against the Pledgor, without the application, approval or consent of the Pledgor by or in any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Pledgor or appointing a receiver, trustee, conservator or liquidator of the Pledgor, or of all or a substantial part of its assets and the Pledgor, by any act indicates its approval thereof, consent thereto, or acquiescence therein, or, in any event, such order, judgment, decree or case shall continue unstayed, or undismissed and in effect for any period of ninety (30) consecutive days; or

         (h) The Pledgor shall dissolve or liquidate, or be dissolved or liquidated, or cease to exist legally, or merge or consolidate with, or be merged or consolidated with or into any other entity other than HUMBOLDT OR MAPLEWOOD; or

         (j) Failure by the Pledgor to pay or perform any other Obligation whether contingent or otherwise, or if any such other Obligation shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other Obligation; or

         (k) The Pledgee reasonably believes that any material adverse change in the assets, liabilities, financial condition or business of Pledgor has occurred since the date of this Agreement, excepting the obligations incurred pursuant to this transaction, including the purchase of the shares of HUMBOLDT AND MAPLEWOOD ;or

         (l) The Pledgor sells, liquidates, transfers or otherwise disposes of an asset not in strict accordance with the terms of this Agreement other than a merger or reorganization between Pledgor and either HUMBOLDT OR MAPLEWOOD; or

         (m) If at any time the Pledgor reasonably believes in good faith that the prospect of payment of any Obligation or the performance of any agreement of the Pledgor or any is materially impaired, or that there is such a change in the assets, liabilities, financial condition or business of the Pledgor as the Pledgee believes in good faith materially impairs the Pledgor's security or increases its risk of performance by the Pledgor.

         11. Further Assurances

         The Pledgor agrees that it will join with the Pledgee in executing and, at its own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such


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offices as the Pledgee may deem necessary or desirable and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances. assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

         12. Pledgee as Agent

         The Pledgee will hold in accordance with this all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement.

         13. Transfer by Pledgor

         The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or create, incur, assume or suffer to exist any Lien or any portion of the Collateral (except the Lien created by this Agreement).

         14. Representations, Warranties and Covenants of Pledgor

         The Pledgor represents and warrants that: (i) it is the legal, record and beneficial owner of, and has good and marketable title to, the Stock described in Section 2, subject to no Lien (except the Lien created by this Agreement); (ii) it has full power, authority and legal right to pledge all such Stock pursuant to this Agreement; (iii) all the shares of such Stock have been duly and validly issued, are fully paid and nonassessable; (iv) this Agreement creates, as security for the Secured Obligations, a valid and enforceable perfected Lien on all of the Collateral, in favor of the Pledgee for the benefit of the Pledgee, subject to no Lien in favor of any other Person. The Pledgor covenants and agrees that it will defend the Pledgee's right, title and Lien in and to the Collateral against the claims and demands of all Persons; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder.

         15. Pledgor's Obligations Absolute, Etc.

          The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the above mentioned documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right remedy, power or privilege under or in respect of this Agreement
  (iii) any furnishing of any additional security to the Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Pledgee; or (iv) any invalidity, irregularity or unenforceability of all or part of the obligations or of any security therefor.


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         16. Registration, Etc.

                  If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Stock pursuant to Section 7, such Pledged Stock or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect the Pledgee may, in its sole and absolute discretion, sell such Pledged Stock or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in Its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Stock or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

         17. Termination; Release

         After the termination of the this Agreement, and when all Obligations have been met by the Pledgor to the Pledgee, this Agreement shall terminate, and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledges and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder.

         18. Notices

          All notices and other communications hereunder shall be made as follows:

                          Pledgor:           PetQuarters, Inc.
                                             720 E. Front Street
                                             Lonoke, Arkansas 72086

                          with a copy to:    John R. Tisdale
                                             200 West Capitol, Suite 2200
                                             Little Rock, Arkansas  72201

                          Plegdee:           The Sun Valley Trust
                                             P.O. Box 2781
                                             Sun Valley, Idaho 83340

                                             With a copy to:


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                                             Law Office of L. Van Stillman, P.A.
                                             1177 George Bush Blvd., Suite 308
                                             Delray Beach, Florida 33483
                                             (561) 330-9903
                                             (561) 330-9116 (FAX)

         19. Miscellaneous

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Pledgee. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought . Without limiting the generality of the preceding sentence, this Agreement may not be modified by oral agreement even if such modification is supported by new consideration. This Agreement shall be construed in accordance with and governed by the law of the State of Idaho. The headings of the several Sections and subsections in this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         20. No Wasting of Assets of HUMBOLDT Industries, Inc. or MAPLEWOOD Industries, Inc.

         During the term of this Agreement, Pledgor agrees and warrants that it will not cause any assets of HUMBOLDT or MAPLEWOOD, whether they be cash, securities, real or personal property, inventory, personnel, trade names, trademarks, or any other property owned or controlled by HUMBOLDT or MAPLEWOOD to be transferred, pledged, moved, or in any manner used other than in the normal course of HUMBOLDT's or MAPLEWOOD's business. Pledgor agrees, that, although HUMBOLDT will be a wholly owned subsidiary of the Pledgor, Pledgor will not, either physically or by any accounting method, convert HUMBOLDT's or MAPLEWOOD's assets for the use of Pledgor. Pledgor specifically affirms that such an action would cause a wasting of HUMBOLDT's or MAPLEWOOD's assets severely impair the Pledgee's security, and constitute a Default under all of the terms of this Agreement.

         IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers, duly authorized, as of the date first above written.

Pledgor
PetQuarters, Inc.


BY       /s/ Steve Dempsey
  ------------------------------------------
Title:  President



Pledgor
PQ Acquisition Company, Inc.


BY       /s/ Steve Dempsey
  ------------------------------------------
Title:  President



The Sun Valley Trust, Pledgee


BY       /s/
  ------------------------------------------
Trustee